ADDvantage Technologies Group, Inc.
RESTRICTED STOCK AWARD AGREEMENT
(Employee Version)
________, 202_

[Employee Name]
[Employee Adddress]

Dear _____:

1.    Restricted Stock Award. ADDvantage Technologies Group, Inc., an Oklahoma corporation (the “Company”), is pleased to grant to you an aggregate of ______ shares of Common Stock, par value $0.01 per share, of the Company (the “Restricted Shares”). This award is subject to your acceptance of and agreement to all of the applicable terms, conditions, and restrictions described in the Company’s 2015 Incentive Stock Plan, as amended (the “Plan”), and to your acceptance of and agreement to the further terms, conditions, and restrictions described in this Restricted Stock Award Agreement (this “Award Agreement”). To the extent that any provision of this Award Agreement conflicts with the expressly applicable terms of the Plan, it is hereby acknowledged and agreed that those terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan.

2.    Possession of Certificates. The Company shall, at its option, (i) issue a certificate or certificates for the Restricted Shares in your name and shall retain the certificate(s) for the period during which the restrictions described in Section 4(b) are in effect or (ii) issue instructions to the Company’s agent for the book entry of your ownership of the Restricted Shares in uncertificated form. You shall execute and deliver to the Company a stock power or stock powers or power of attorney or like form in blank for the Restricted Shares. You hereby agree that the Company shall hold the certificate(s) for the Restricted Shares and the related stock power(s) and shall retain control over uncertificated Restricted Shares pursuant to the terms of this Award Agreement until such time as the restrictions described in Section 4(b) lapse as described in Section 5 or the Restricted Shares are canceled pursuant to the terms of Section 4(b).

3.    Ownership of Restricted Shares. You shall be entitled to all the rights of absolute ownership of the Restricted Shares, including the right to vote such shares and to receive dividends therefrom if, as, and when declared by the Company’s Board of Directors, subject, however, to the terms, conditions, and restrictions described in the Plan and in this Award Agreement.

4.    Restrictions.

(a)    Your ownership of the Restricted Shares shall be subject to the restrictions set forth in subsection (b) of this Section until the Restricted Shares vest pursuant to the terms of Section 5, at which time the Restricted Shares shall be yours.

(b)    The restrictions referred to in subsection (a) of this Section are as follows:

(1)    You shall forfeit the Restricted Shares to the Company and all of your rights thereto shall terminate without any payment of consideration by the Company if your “Termination of Employment” (as defined below) occurs prior to vesting of the Restricted Shares under Section 5. If you forfeit any Restricted Shares and your interest therein terminates pursuant to this paragraph, such Restricted Shares shall be canceled. “Termination of Employment” shall mean when such individual is no longer serving as an employee of the Company for any reason, including termination with or without cause, or resignation but shall not include a termination occurring by reason of death or Disability.

(2)    Until vesting under Section 5, you may not sell, assign, transfer, pledge, hypothecate, or otherwise dispose of the Restricted Shares.

5.    Vesting.

(a)    Subject to Section 4, you shares will vest (i) _________ percent (__%) of the Restricted Shares on the first anniversary; (ii) ________ percent (__%) of the Restricted Shares on the second anniversary of the date of this Agreement; and (iii) the balance of the Restricted Shares on the third anniversary of the date of this Agreement. 1 Restricted Shares as to which you are vested shall no longer be considered “Restricted Shares” and shall no longer be subject to the restrictions described in this Agreement, including without limitation, Section 4(b).

(b)    In addition to vesting under Section 4(a), you shall vest with respect to all the Restricted Shares at the time of the occurrence of any of the following events:

(1)    Your death or “Disability” (as defined in the Plan); or

(2)    A “Change of Control” (as defined in the Plan) of the Company.

    6.    Agreement With Respect to Taxes; Share Withholding.

(a)    You agree that (1) you will pay to the Company or a Subsidiary, as the case may be, or make arrangements satisfactory to the Company or such Subsidiary regarding the payment of any foreign, federal, state, or local taxes of any kind required by law to be withheld by the Company or any of its Subsidiaries with respect to the Restricted Shares, and (2) the Company or any of its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to you any foreign, federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Shares.

(b)    With respect to withholding required upon the lapse of restrictions or upon any other taxable event arising as a result of the Restricted Shares awarded, you may
1 Conform vesting provisions to those approved by compensation committee or other governing body or person.

elect, subject to the approval of the committee of the Board of Directors of the Company that administers the Plan, to satisfy the withholding requirement, in whole or in part, by forfeiting and having the Company cancel Restricted Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction. All such elections shall be irrevocable, made in writing, signed by you, and shall be subject to any restrictions or limitations that such committee, in its sole discretion, deems appropriate. You should discuss with your tax advisor the advantages and disadvantages of making the election described in this paragraph.

7.    Adjustment of Shares. The number of Restricted Shares subject to this Award Agreement shall be adjusted as provided in Article 13 of the Plan. Any shares or other securities received by you as a stock dividend on, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise with respect to the Restricted Shares shall have the same terms, conditions and restrictions and bear the same legend as the Restricted Shares.

8.    Agreement With Respect to Securities Matters. You agree that you will not sell or otherwise transfer any Restricted Shares except pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended, or pursuant to an applicable exemption from such registration.

9.    Certain Definitions. Capitalized terms used in this Award Agreement and not otherwise defined herein shall have the respective meanings provided in the Plan.

10.     Section 83(b) Election. Under current general tax rules, you will be taxed on the value of your Restricted Shares when the restrictions lapse in accordance with Section 5 of this Agreement. You can elect instead to be taxed on the value of the Restricted Shares on the date of this award. You should discuss with your tax advisor the possible tax advantages and disadvantages of making this so-called “Section 83(b) election”. A copy of the election form, which must be filed with the IRS within thirty days after the grant date of your Restricted Stock, is attached to this Agreement. You should talk to your tax advisor about the filing procedures and deadline.

If you accept this Restricted Stock Award and agree to the foregoing terms and conditions, please so confirm by signing and returning the duplicate copy of this Award Agreement enclosed for that purpose.

                        By:    _____________________________
                        Name:
                        Title:

The foregoing Restricted Stock Award is accepted by me as of the day and year first set forth above. I have been provided a copy of the 2015 Incentive Stock Plan, as amended, along with the Prospectus for the Plan, and I hereby agree to the terms, conditions, and restrictions set forth above and in the Plan.

By:    _____________________________
                        Name:
                        Title:

FORM OF 83(b) ELECTION
The attached Section 83(b) election form was prepared pursuant to Section 1.83-2 of the Treasury Regulations. If you decide to make an election, you must do the following:
1. Fully complete, date and sign the election form as indicated. Type or print your name under the signature line on the form.
2. Within 30 days of the issuance of Common Stock by the Company to you, file the executed form with the Internal Revenue Service Center where you file your federal income tax returns. You are strongly urged to use certified mail, return receipt requested. You may enclose a copy of the completed form with your filing and ask the IRS to file-stamp the copy and to return it to you. You should enclose a self-addressed stamped envelope for this purpose.
3. Forward a copy of the completed election form to the Company’s office.
4. Timely file any forms or documents (if any) that may be necessary for state tax purposes.
Note that if you fail to file the completed election form with the IRS within the 30-day period discussed above, the election will be invalid, and the tax consequences will be determined as if no election were made. There is no grace period for making the election. The Company is not responsible for the filing of your election.
Attachment

SECTION 83(b) ELECTION
The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the property described below, and provides the following information in accordance with Section 1.83-2 of the Treasury Regulations:
1. The name, address and taxpayer identification number (“SSN”) of the undersigned are:
Name:
Address:
SSN:
1. This election is made with respect to the following property: ____________________ (_______) shares of Common Stock (“Stock”) of ADDvantage Technologies Group Inc., an Oklahoma corporation (the “Company”).
2. The Stock was issued to the undersigned on ____________, 202__ (the “Grant Date”). This election is made for calendar year 202__.
3. The Stock is subject to the following lapse restriction: forfeiture of all unvested Stock in the event of resignation or termination prior to the vesting date. ___% of the Stock will vest on the first anniversary of the Grant Date; ___% will vest on the second anniversary of the Grant Date; and the remaining shares of Stock will vest on the third anniversary of the Grant Date. Vesting is accelerated in the event of death, disability or a change in control. [Note: Conform to vesting provisions in restricted stock agreement.]
4. The fair market value (determined without regard to any lapse restriction, as defined in Section 1.83-3(i) of the Treasury Regulations) at the time of issuance of Stock with respect to which this election is being made is $____ per share of Stock.
5. The undersigned did not pay any amount for the Stock.
6. The amount to include in gross income is $________________.
7. A copy of this statement has been furnished to the Company, which is the entity for which the services are performed.
Dated: _____________, ____ SIGNED:__________________________________
PRINT NAME:_____________________________